Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights”, “Table of Contents”, and “Independent Registered Public Accounting Firm” in the Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A No. 333-05265) under the Securities Act of 1933 and related Prospectus and Statements of Additional Information of the Driehaus Mutual Funds (comprising the Driehaus International Discovery Fund, Driehaus Emerging Markets Growth Fund, Driehaus Emerging Markets Small Cap Growth Fund, Driehaus Global Growth Fund, Driehaus International Small Cap Growth Fund, Driehaus Mid Cap Growth Fund, Driehaus Large Cap Growth Fund, Driehaus Active Income Fund and Driehaus Select Credit Fund) and to the incorporation by reference therein of our reports dated February 24, 2012 with respect to the financial statements of the Driehaus Mutual Funds included in its Annual Reports for the periods ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

April 26, 2012